Exhibit 99

Monmouth Real Estate Investment Corporation

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

____

INTERNET:	(732) 577-9996	EMAIL:
www.mreic.reit	FAX: (732) 577-9981	mreic@mreic.com

January 26, 2021

Contact: Becky Coleridge
732-577-9996

MONMOUTH REAL ESTATE ANNOUNCES TAX TREATMENT

FOR 2020 DISTRIBUTIONS

HOLMDEL, NJ, JANUARY 26, 2021……Monmouth Real Estate Investment Corporation (NYSE:MNR) today announced the tax treatment of its 2020 distributions. The following tables summarize, for income tax purposes, the nature of cash distributions paid to stockholders of Monmouth’s common and preferred shares during the calendar year ended December 31, 2020.

Common - CUSIP 609720107

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/16/2020	$0.170000	$0.061898	$0.000000	$0.000000	$0.108102	$0.061898
6/15/2020	$0.170000	$0.061898	$0.000000	$0.000000	$0.108102	$0.061898
9/15/2020	$0.170000	$0.061898	$0.000000	$0.000000	$0.108102	$0.061898
12/15/2020	$0.170000	$0.061898	$0.000000	$0.000000	$0.108102	$0.061898
TOTAL	$0.680000	$0.247592	$0.000000	$0.000000	$0.432408	$0.247592

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/16/2020	$0.170000	36.410671%	0.000000%	0.000000%	63.589329%	36.410671%
6/15/2020	$0.170000	36.410671%	0.000000%	0.000000%	63.589329%	36.410671%
9/15/2020	$0.170000	36.410671%	0.000000%	0.000000%	63.589329%	36.410671%
12/15/2020	$0.170000	36.410671%	0.000000%	0.000000%	63.589329%	36.410671%
TOTAL	$0.680000	36.410671%	0.000000%	0.000000%	63.589329%	36.410671%

6.125% Series C Cumulative Redeemable Preferred - CUSIP 609720404

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/16/2020	$0.382813	$0.382813	$0.000000	$0.000000	$0.000000	$0.382813
6/15/2020	$0.382813	$0.382813	$0.000000	$0.000000	$0.000000	$0.382813
9/15/2020	$0.382813	$0.382813	$0.000000	$0.000000	$0.000000	$0.382813
12/15/2020	$0.382813	$0.382813	$0.000000	$0.000000	$0.000000	$0.382813
TOTAL	$1.531252	$1.531252	$0.000000	$0.000000	$0.000000	$1.531252

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/16/2020	$0.382813	100.000000%	0.000000%	0.000000%	0.000000%	100.000000%
6/15/2020	$0.382813	100.000000%	0.000000%	0.000000%	0.000000%	100.000000%
9/15/2020	$0.382813	100.000000%	0.000000%	0.000000%	0.000000%	100.000000%
12/15/2020	$0.382813	100.000000%	0.000000%	0.000000%	0.000000%	100.000000%
TOTAL	$1.531252	100.000000%	0.000000%	0.000000%	0.000000%	100.000000%

NOTE: Unrecaptured Section 1250 Gain (Box 2b) is a subset of, and is included in, the Total Capital Gain Distributions reported in Box 2a.

Section 199A Dividends (Box 5) is a subset of, and is included in, the Total Ordinary Dividends reported in Box 1a.

DIVIDEND REINVESTMENT PLAN DISCOUNTS - Common – CUSIP 609720107

Payment Date	Fair Market Value	Discount Price	Discount on D/R
1/15/2020	$14.57	$13.84	$0.73
2/18/2020	$14.97	$14.25	$0.72
3/16/2020	$11.20	$11.20	$0.00
4/15/2020	$12.22	$11.81	$0.41
5/15/2020	$11.48	$11.12	$0.36
6/15/2020	$13.73	$13.04	$0.69
7/15/2020	$14.20	$13.49	$0.71
8/17/2020	$14.60	$14.08	$0.52
9/15/2020	$14.33	$13.62	$0.71
10/15/2020	$14.34	$13.70	$0.64
11/16/2020	$14.78	$14.04	$0.74
12/15/2020	$16.50	$15.68	$0.82

Shareholders are encouraged to consult with their tax advisors as to the specific tax treatment of the distributions they received from the Company.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties containing a total of approximately 24.5 million rentable square feet, geographically diversified across 31 states. The Company’s occupancy rate as of this date is 99.7%.

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